Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-144466) pertaining to the 2007 Stock Option Program of Vishay Intertechnology, Inc.,

2)	Registration Statement (Form S-8 No. 333-178895) pertaining to the Deferred Compensation Plan of Vishay Intertechnology, Inc.,

3)	Registration Statement (Form S-8 No. 333-196143) pertaining to the 2007 Stock Incentive Program of Vishay Intertechnology, Inc., and

4)	Registration Statement (Form S-8 No. 333-272140) pertaining to the 2023 Long-Term Incentive Plan of Vishay Intertechnology, Inc.;

of our reports dated February 13, 2026, with respect to the consolidated financial statements of Vishay Intertechnology, Inc. and the effectiveness of internal control over financial reporting of Vishay Intertechnology, Inc. included in this Annual Report (Form 10-K) of Vishay Intertechnology, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
February 13, 2026